UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below are excerpts from the OmniVision Technologies, Inc. Q4 2015 earnings release conference call on May 28, 2015:

Excerpts:

Shaw Hong  — OmniVision Technologies, Inc. - CEO

Before I discuss our business and long-term strategy, I would like to first comment on the definitive agreement that we have entered into with the consortium that consists of Hua Capital Management, CITIC Capital and Goldstone Investment.

At the end of April, we announced the signing of a definitive agreement to be acquired by this consortium. Under the terms of the agreement, the consortium will acquire all of the outstanding shares of common stock of the Company in cash at $29.75 per share or a total of approximately $1.9 billion.

Our Board of Directors unanimously concluded that this arrangement is the best way to maximize value of our stockholders, providing them with immediate cash value for their investment.

Furthermore, by partnering with the consortium and operating as a private company, we will have more flexibility to innovate and develop new solutions for our customers, which will benefit our employees, customers, and business partners.

We expect the transaction will close within the next 9 to 12 months. However, the transaction is subject to approval by our stockholders; regulatory approvals, including antitrust review in the US and the People’s Republic of China, review and the clearance by the Committee on Foreign Investment in the US, clearance or approval under applicable Taiwan law; and other customary closing conditions.

As of today, we have not obtained all the necessary approval nor have we met the closing conditions. As such, there are no assurance that the proposed acquisition by the consortium will close.

...

THE INFORMATION CONTAINED IN THIS TRANSCRIPT IS A TEXTUAL REPRESENTATION OF OMNIVISION TECHNOLOGIES, INC.’S CONFERENCE CALL AND WHILE EFFORTS WERE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALL. IN NO WAY DOES THOMSON REUTERS OR OMNIVISION TECHNOLOGIES, INC. ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED IN THIS TRANSCRIPT. USERS ARE ADVISED TO REVIEW OMNIVISION TECHNOLOGIES, INC.’S CONFERENCE CALL ITSELF AND OMNIVISION”S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

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Additional Information and Where to Find It

In connection with the proposed merger with Seagull Acquisition Corporation, pursuant to which OmniVision Technologies, Inc. (the “Company”) would be acquired by Seagull International Limited (the “Merger”), the Company plans to file relevant materials with the Securities and Exchange Commission (the “SEC”).  The Company filed the preliminary proxy statement on Schedule 14A and the Agreement and Plan of Merger, dated April 30, 2015, by and among the Company, Seagull International Limited and Seagull Acquisition Corporation (the “Merger Agreement”) on May 29, 2015.  Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. Investors and stockholders are urged to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Merger that the Company will file with the SEC when they become available because they will contain important information about the Merger and the parties to the merger. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.ovt.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on August 8, 2014, and the preliminary proxy statement on Schedule 14A, which was filed with the SEC on May 29, 2015, and more information will be set forth in the definitive proxy statement relating to the Merger when it becomes available.  To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Legal Notice Regarding Forward Looking Statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the Merger and other information relating to the Merger. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy all of the conditions to the consummation of the Merger, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally, (v) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Merger. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.